                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)



Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION
               (Name of Registrant as Specified in its Charter)

          WISCONSIN CENTRAL SHAREHOLDERS COMMITTEE TO MAXIMIZE VALUE
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)1 and 0-11.

 (1) Title of each class of securities to which transaction applies:

_________________________________________________________________
 (2) Aggregate number of securities to which transaction applies:

_________________________________________________________________
 (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

_________________________________________________________________
 (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________
 (5) Total fee paid:

_________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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_________________________________________________________________

           Wisconsin Central Shareholders Committee to Maximize Value
                    8600 West Bryn Mawr Avenue - Suite 500N
                          Chicago, Illinois 60631-3579
                            Telephone: 773-714-8669

                                                               November 24, 2000

Dear Fellow Shareholder:

  You recently may have received materials from Wisconsin Central's incumbent board and management. We believe the board and management are attempting to paper over their poor record by referring to highly selective performance statistics while ignoring the Company's lack of growth and precipitous decline in earnings. In our view, Wisconsin Central's performance has been dismal. We are confident that Wisconsin Central shareholders will see through management's attempt to divert them from the real issues at stake in this consent solicitation.

  On Monday, Morgan Stanley Dean Witter Analyst Jim Valentine issued the following report* of year-on-year changes in rail industry carloadings sorted by four-week trend:

     =======================================================================
     Railroad   First Q   Second Q   Third Q   4th QTD   Past 4 Wk   Week 45
     -----------------------------------------------------------------------
       UNP        4.5%      4.3%       4.5%      5.4%       5.9%      -0.6%
       CNI        7.8%      3.9%       4.9%      5.0%       4.6%       7.4%
       CP         8.1%      3.5%      -0.2%      0.5%       1.9%       4.8%
       NSC       42.0%     27.1%       1.2%      1.3%       0.7%      -1.8%
       CSX       32.0%     18.4%      -1.3%     -0.7%       0.7%       0.6%
       KSU       -2.0%     -1.2%      -1.7%      0.7%       0.1%      -2.4%
       BNI        1.5%      2.9%       1.7%     -1.6%      -2.5%      -6.8%
      WCLX       -8.8%     -2.7%       0.0%     -1.4%      -6.1%     -15.3%
     =======================================================================

  WCLX led all the railroads listed in traffic growth from its startup in 1987 through the time of my departure from management. Today, WCLX ranks dead last in growth, yet incumbent management in its proxy materials cites "strong operational performance"! We view the overseas investments as being in free-fall, and the domestic operation as characterized by no growth and reduced profitability. It is no wonder that the analysts are disappointed, and share price has plummeted.

  We urge you to consider the opinion of the independent research analysts who closely follow our company. We believe they paint a much more accurate picture of WCLX's financial condition than does the company's proxy material.
Currently, all of the six research analysts who cover Wisconsin Central rate the shares as a "Hold", "Neutral" or "Reduce". In our opinion, it's highly unusual for a company with this level of coverage not to elicit a single "Buy" recommendation.

  Here are representative quotes and recommendations from various research analysts and technical rating services on Wisconsin Central's operating and financial results this year:*

     November 16, 2000
     -----------------

     "EWS Concerns Lead to Earnings Revision"
               James J. Valentine, Analyst, Morgan Stanley Dean Witter

     November 13, 2000
     -----------------

     "WCLX Downgraded to Near-Term `Neutral'
               Jeffrey A. Kauffman, Analyst, Merrill Lynch

     November 6, 2000
     ----------------

     "WCLX Cut to `Reduce'"
               Donald Broughton, Analyst, A. G. Edwards

     October 26, 2000
     ----------------

     "Regarding forward performance, visibility is less than a London fog."
               Scott Flower, Analyst, Salomon Smith Barney

_________________________
*Permission to use the cited report and analyst quotes was neither sought nor obtained.

     October 20, 2000
     ----------------

     "WCLX has a Yield-Safety-Growth Vector of 0. On a scale of 0.00 to 2.00, a YSG Vector of 0 is very poor"
               Vector Vest Research

     August 2, 2000
     --------------

     "The proof still isn't in the pudding.  That's not a positive quarter."
               Donald Broughton, Analyst, A.G. Edwards

     August 2, 2000
     --------------

     "We are lowering our 2000 and 2001 forecasts by 3% and 6.7% respectively. The key driver is modestly slower revenue growth in North America and a slightly worse operating ratio."

     "We have had to lower estimates for many quarters now."

     "...There could be further downside pressure on the EPS estimates..."

     "WCLX remains rated Hold."
               Gary H. Yablon, Analyst, Credit Suisse First Boston Corporation

     June 16, 2000
     -------------

     "Wisconsin Central's domestic operations have hit a rough patch. We expect the situation to get worse before it begins to improve."

     "Lingering problems at the international units will slow the earnings recovery through 2001."

     "We recommend avoiding these untimely shares."
               W.R. Pekowitz, Jr., Value Line

     April 27, 2000
     --------------

     "The profit warning was very disappointing to say the least. We are not getting any guidance from them."
               Michael Lloyd, Analyst, Merrill Lynch

  Your Committee was formed to reverse these gloomy assessments and to put WCLX back on track. Remember, the future of your investment is at stake. Ask yourself who's more credible - the research analysts who closely follow the railroad industry - or WCLX management, whose jobs are at stake. In your own self-interest, please sign, date and return the enclosed WHITE consent card TODAY. With your help we will be able to follow through on our commitment to maximize value for all WCLX shareholders.

  Thank you for your support.

                              Sincerely,



                              Edward A. Burkhardt
                              Chairman


================================================================================
                                   IMPORTANT

 If you have questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated or the Committee at the following telephone numbers:
             INNISFREE M&A INCORPORATED: 888-750-5834 (toll-free)
                          THE COMMITTEE: 773-714-8669

       Please do not sign or return the Company's blue revocation card.
================================================================================